                                                                   Exhibit 10.11

                     [GRAPHIC OF RUPEES CURRENCY OMITTED]





                             SHARE PLEDGE AGREEMENT

THIS SHARE PLEDGE AGREEMENT made on this 28th day of December, One thousand Nine Hundred and Ninety Nine between Shri Azim H. Premji s/o Shri M.H. Premji, residing at Survey No. 11/1A, 2 & A3, Kempapura Yamlur Post, Varthur Hobli, Bangalore South, Bangalore, (hereinafter referred to as the "Pledgor" which expression shall unless it be repugnant to the subject or context thereof, include his successors and assigns.)

                                  IN FAVOUR OF

ICICI LIMITED, a public company incorporated under the Indian Companies Act (VII of 1913) and having its registered office at ICICI Towers, Bandra Kurla Complex, Bandra East, Mumbai 4000 51 (hereinafter referred to as "ICICI", or the "Pledgee" which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns.)

WHEREAS

(1) By an agreement dated the 28th day of December, 1999 (the "Share Purchase Agreement") entered into with Wipro Limited, a company within the meaning of the Companies Act, 1956 and having its Registered Office at 10th Floor, Du Parc Trinity,), M,G, Road, Bangalore 560 001 (hereinafter referred to as the "SELLER", which expression shall, unless it be repugnant to the subject or context thereof, include its successors and permitted assigns), ICICI has agreed to purchase 1,791,385 equity shares (the "Shares") of Wipro Net Limited a company within the meaning of the Companies Act, 1956 and having its registered Office at 10th Floor, Du Parc Trinity, 17, M.G. Road, Bangalore 560 001 (hereinafter referred to as the "Company", which expression shall unless repungent to the subject or context thereof mean and include its successors and assigns) on the terms and conditions contained in the Share Purchase Agreement.

(2) By agreement dated the 28th day of December, 1999 (the "Put Option Agreement), the SELLER has provided a Put Option to ICICI whereby ICICI may at its option ask the SELLER or a nominee of the SELLER to buy upto 1,791,385 Option Shares at the Option Strike Price on the Option Date.

(3) As security for the performance of the SELLER's obligations under the Put Option Agreement, the Pledgor has agreed to pledge the Pledged Shares with ICICI.

The parties have agreed to record the creation of such security by the pledge of shares on terms and conditions as hereinafter set forth.

NOW THEREFORE THESE PRESENTS WITNESSETH THAT:

1.      DEFINITIONS

The following words and expressions shall have the meaning assigned to [illegible]

"ADDITIONAL PLEDGED SHARES" shall have the meaning ascribed to it in clause 2
(c) of this Agreement.

"COLLATERAL VALUE" means at any given point of time during the tenure of the Put Option Agreement, the number of Pledged Shares multiplied by the average closing price of the Pledged Shares on the Bombay Stock Exchange over the preceding six months.

"DEPOSITORY" shall mean the National Depository Services Limited.

"EVENTS OF DEFAULT" shall include in addition to the event of default as listed in the Put Option Agreement, each of the following events:

a) Failure of the SELLER to purchase the Put Option Shares under the Put Option Agreement or to comply with the terms and conditions of the Put Option Agreement.

b) Any warranty and representation of the SELLER under the Put Option Agreement being inaccurate false or misleading.

c) Failure of the Pledgor to comply with, or perform any other term, obligation, covenant or condition contained in this Agreement.

d) Any warranty or representation of the Pledgor under this Agreement being false, inaccurate or misleading in any respect, either now or at the time made or furnished or deemed to be made or furnished.

"PLEDGED SHARES" shall have the meaning ascribed thereto in clause 2 (a) of this Agreement.

"SECURED OBLIGATIONS" shall mean all obligations and liabilities whatsoever of the SELLER under the Put Option Agreement.

All capitalized terms and expressions used in this Agreement but not defined herein shall have the meanings ascribed to them in the Share Purchase Agreement or as in the Option Agreement, as the case may be.

2.      PLEDGE OF SHARES

        As security for the due payment, discharge, observance and compliance with the Secured Obligations, the Pledgor:

        a) hereby pledges in favour of ICICI 2,062,595 equity shares of Wipro Limited which are held by the Pledgor and which are in a dematerialised form and more particularly described in the Schedule hereto ("Pledged Shares") by way of constructive delivery by instructing Indus IND Bank Limited, the Plegor's Depository Participant ("DP") (a) to debit the Pledged Shares from the free/locked in balances of the Pledgor and credit the Pledged Shares as pledged balances of the Pledgor, (b) to communicate [illegible] of the Pledge and (c) to make entries in its records accordingly, with intent to create pledge thereon to secure the SELLER's Secured Obligations;

        b) hereby declares that the Depository has approved the creation of the aforesaid pledge in favour of ICICI and has confirmed that the said pledge has been noted in its records in accordance with the provisions of the Depositories Act, 1996 and the rules made thereunder;

        c) hereby, as beneficial owner of the Pledged Shares, charges by way of pledge in favour of ICICI all the right, title and interest of the Pledgor both present and future, in respect of the Pledged Shares.

3.      REPRESENTATIONS AND WARRANTIES

        The Pledgor represents and warrants to ICICI that:

        a) The Pledgor is the sole legal and beneficial owner of the Pledged Shares and [illegible] encumbrance or charge whatsoever exists or will exist upon the Pledged Shares at any time (and no right or option to acquire the same exists in favour of any other person), and the pledge and security interest in favour of ICICI created or provided herein constitutes an exclusive and first priority security interest in and to the Pledged Shares.

        b) The Depository has confirmed the creation of the aforesaid pledge and has noted the same in its records in accordance with the provisions of the Depositories Act and the rules made thereunder;

        c) The Pledgor has handed over and delivered appropriate instructions to the DP to accept invocation, if any of the pledge by the Pledgee, at any time upon the occurrence of an Event of Default.

        d) The Pledged Shares are duly authorised, validly existing and fully paid up.

        e) The Pledgor has obtained all the requisite governmental and statutory approvals required for the purchase of, or subscription to the Pledged Shares of the Pledgor, as well as for the pledge thereof in favour of ICICI; and that this Agreement has been duly authorised by all necessary corporate proceedings, has been duly and validly executed and delivered by the Pledgor, and constitutes a legal, valid, and binding obligation of the Pledgor, enforceable in accordance with the terms hereof;

        f) The Pledgor has the full right, power and authority to enter into this Agreement and to pledge the Pledged Shares. There are no defaults [illegible] shares and there are no set-offs or counterclaims to the same. The Pledgor will strictly and promptly perform each of the terms, conditions and covenants and agreements related to the Pledged Shares which are to be performed by the Pledgor.

        g) The execution and delivery of this Agreement will not violate any agreement governing the Pledgor to which the Pledgor is a party.

4.      PRESERVATION OF SECURITY

4.1 The security constituted by this Agreement in favour of ICICI until termination in accordance with Clause 13 hereof:


        (a) [illegible] intermediate payment or satisfaction of the whole or any part of the Secured Obligations; and

        (b) shall be in addition to and shall not be affected by any other security interest now or subsequently held by ICICI for all or any of the Secured Obligations.

4.2 Where any discharge is made in whole or in part, or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on the insolvency, liquidation or otherwise without limitation, this security and the liability of the pledgor under this Agreement shall continue as if the discharge or arrangement has not occurred.

4.3 The obligations of the Pledgor under this Agreement shall not be [illegible] provision might operate to release or exonerate the Pledgor from any of its obligations under this Agreement or affect or diminish in whole or in part, including without limitation, and whether or not known to the Pledgor, ICICI or any other person whatsoever:

      (a) any time, indulgence or waiver granted to, or composition with the SELLER (under the Put Option Agreement, or hereunder) or any other person; or

      (b) the variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or take up or enforce, any terms of the Put Option Agreement any right and remedies against, or any security granted by the Pledgor or any other person; or

      (c) [illegible] any obligations of the SELLER under the Put Option Agreement, or the Agreement or any other document or security or any present or future law or order of any government agency (whether of right or in fact) purporting to reduce or otherwise affect any of such obligations under this Agreement shall remain in full force and this Agreement shall be construed accordingly as if there were no such irregularity, unenforceability, invalidity, or frustration; or

      (d) any lawful limitation, disability, incapacity or lack of powers, authority or legal personality or dissolution or change in status of or other circumstances relating to the Pledgor or SELLER or any other person, or any amendment or variation of the terms of the [illegible]

4.4 Until the Secured Obligations are met in full under the Put Option Agreement, the Pledgor hereby irrevocable waives and agrees that he will not assert any right of subrogation, contribution or indemnity he may have (whether vis-a vis the SELLER, any other guarantor, pledgor or otherwise) as a result of the enforcement of the pledge by ICICI under this Agreement.

5. FURTHER ASSURANCE AND REMEDIES

   In furtherance of the grant of the pledge and the security interest, the Pledgor hereby agrees with ICICI as follows:

5.1   The Pledgor shall:

      (a) permit representatives of ICICI upon reasonable [illegible] to inspect and make abstracts from its books and records pertaining to the Pledged Shares and permit representatives of ICICI to be present at the Pledgor's place of business to receive copies of all communications and remittances related to the Pledged Shares, all in such manner as ICICI may require;

      (b) not, at any time during the continuance of the security created hereunder, instruct the DP to stop the transfer of the Pledged Shares in ICICI's name or in the name of the purchasers of the same in the event of ICICI exercising the right of sale of the Pledged Shares under this Agreement or otherwise.

      (c) not at any time instruct the DP to sell or otherwise transfer the Pledged Shares other than in the manner contemplated by this Agreement.

5.2   PRESERVATION OF RIGHTS

      The Pledgor agrees that the security created by this Agreement shall be in addition to and not in substitution for any other security which may now or hereafter secure the SELLER's obligations towards ICICI under the Put Option Agreement and may be enforced without ICICI being first required to have recourse to such security or to initiate proceedings against the SELLER (under the Put Option Agreement or hereunder).

6.    UNDERTAKINGS

(a) In the event that the Collateral Value falls below 1.5 times of the Secured Obligation, the Pledgor undertakes to pledge such additional shares of the SELLER as part of [illegible] the value of the Secured Obligation. All such additional shares pledged shall be deemed to form part of the Pledged Shares and shall be governed by the terms and conditions of this Agreement.

(b) The Pledgor undertakes to provide ICICI with confirmation and account statements from the Pledgor's DP as may be required by ICICI from time to time.

(c) The Pledgor undertakes that in order to perfect or make more effective the ICICI's security interest in the Pledged Shares, it shall, from time to time execute such other instruments as are necessary to effectively vest in the Pledgee or its nominee, such other deeds, writings and instruments [illegible] and things as ICICI or its nominees might require.

7.    LIMITATIONS ON OBLIGATIONS OF ICICI

      a) ICICI shall have no obligation to protect the Pledged Shares or its value. In particular, ICICI shall have no responsibility, and no claim or action shall be initiated against ICICI for (a) any depreciation in value of the Pledged Shares or for the collection or protection of any income of proceeds from the Pledged Shares (b) preservation of rights against parties to the Pledged Shares or against third persons (c) ascertaining any maturities, calls, conversions, exchanges, offers, tenders or other similar matters relating to any of the Pledged Shares or
                (d) informing the Pledgors of any of the above, whether or not ICICI has or is [illegible] Secured Obligation, ICICI will release such shares from the pledge as may be required to restore the Collateral Value to twice the Secured Obligation.

8.    GENERAL

      a) So long as no Event of Default shall have occurred and be continuing, the Pledgor shall have the right to exercise all voting and other powers of ownership, including the right to receive dividends or other accretions to the Pledged Shares except the right to sell, transfer, assign, charge, pledge or otherwise encumber the Pledged Shares and for all purposes not inconsistent with the terms of this Agreement, provided that the Pledgor agrees that it will [illegible] and will not vote in favour of any resolution which would have the effect of changing the terms of the Pledged Shares or any rights attaching to the Pledged Shares in any way.

      b) Unless an Event of Default has occurred and is continuing, the Pledgor shall be entitled to receive and retain any dividends on the Pledged Shares.

      c) If any Event of Default shall have occurred, then so long as such Event of Default shall continue and whether or not ICICI exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to them under applicable law or under this Agreement and the Put Option Agreement

                   (i) all dividends and other distributions, if any, on the Pledged Shares shall be paid directly to ICICI and to the terms [illegible] of the Pledged Shares, subject request in writing, the Pledgor agrees to execute and deliver to ICICI appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution therefor paid to ICICI shall, upon request of the Pledgor (except to the extent therefore applied to the Secured Obligations) be returned by ICICI to the Pledgor.

                   (ii) the Pledgor hereby irrevocably authorise ICICI to attend any general meeting of members or meeting of any class of members or meeting of creditors of the SELLER and to exercise the voting rights in respect of the Pledged Shares in any manner as ICICI may choose in its agreement with the SELLER with the instructions [illegible] and when any intimation is received from ICICI in this behalf, ICICI should be permitted to attend and exercise the voting rights in respect of the Pledged Shares of any matter at any meeting of the SELLER. The Pledgor shall also arrange with the SELLER for forwarding copies of the notices of the meeting to ICICI as and when such notices are issued to the shareholders.

                   (iii) The Pledgor shall also furnish a letter from the SELLER confirming the arrangement set out in this clause 8(c)

9.     SALE OF PLEDGED SHARES

       Without prejudice to the rights of ICICI as contained in the Share Purchase Agreement and [illegible] related thereto, upon the occurrence of an Event of Default, ICICI may subject to five (5) days prior notice to the Pledgor, sell, assign or otherwise dispose off all or any part of the Pledged Shares at such place or places as ICICI may deem fit and for cash or on credit or for future delivery (without hereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof and ICICI or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Pledged Shares so disposed of at any sale and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including without limitation any right or equity of redemption (statutory or otherwise), of the Pledgor, any such demand, notice of right and equity being hereby expressly waived and released, and the Pledgor shall cause such interest of ICICI, the subsequent purchaser, lessee, assignee or [illegible] ICICI may without notice adjourned from time to time by announcement at the time and place fixed for the sale and such sale may be made at any time or place to which the same may be so adjourned. Provided that for the purposes of this clause 9, any notice or demand provided or made by ICICI or the SELLER under the Put Option Agreement shall qualify as, and deemed to be sufficient and notice to the Pledgor prior to the sale of the Pledged Shares. The Pledgor hereby acknowledges and confirms the reasonableness and sufficiency of the mode of issue and length of the notice period, as specified in this clause 9.

10.    NO LIABILITY ON SALE OF PLEDGED SHARES

       [illegible] of the sale of the Pledged Shares or any part thereof. The Pledgor hereby waives any claims against the Pledgee arising by reason of the fact that the price at which the Pledged Shares may have been sold at such a sale was less than the price that might have been obtained at another sale or was less than the aggregate amount of the Secured Obligations, even if the Lenders accept the first offer received and does not offer the Pledged Shares to more than one offeree. It is further agreed, that in the event of a sale, the Pledgor will fully co-operate with the Pledgee to effect such sale.

11.   APPLICATION OF PROCEEDS

      Except as otherwise herein expressly provided, the proceeds of any collection, sale or other alienation of all or any part of the Pledged Shares [illegible] applied by ICICI

      a) First, to the payment of the costs and expenses of such collection, sale or other realisation including out-of-pocket costs and expenses of ICICI and the fees and expenses of its agents and counsel and all reasonable expenses and advances made or incurred by ICICI in connection therewith;

      b)     Next, to the payment in full of the Secured Obligations; and

      c) Finally, to the payment to the Pledgor of the surplus then remaining.

      On the realisation by ICICI of all the Secured Obligations and all other costs and expenses incurred by ICICI (if any), the Shares shall be transferred to the SELLER

12.   CONSTITUTED ATTORNEY

      Without limitation any rights or powers granted to ICICI [illegible] ICICI is hereby appointed the constituted attorney [illegible] purpose of carrying out the provisions of this Agreement at any time whether an Event of Default has occurred or not and taking any action and executing any deeds, documents or instruments that ICICI may deem necessary or advisable in relation to the transactions contemplated by or permitted hereunder, including the pledge or sale of the Pledged Shares, execution of transfer deeds, giving instructions to the DP for transfer of Shares pursuant to the sale which appointment as constituted attorney is irrevocable. Without limiting the generality of the foregoing, so long as ICICI shall be entitled under this Agreement to receive collection in respect of the Pledged Shares, ICICI shall have the right and power to [illegible] payable to the order of the Pledgors representing any dividend, payment or other distribution in respect of the Pledged Shares or any part thereof and give full discharge for the same.

13.   TERMINATION

      When all the monies payable under the Put Option Agreement shall have been unconditionally and irrevocable paid in full and confirmed in writing by ICICI, this Agreement shall terminate and ICICI shall cause to be delivered against receipt, at Pledgor's cost but without recourse, warranty or representation whatsoever, any remaining Pledged Shares to or to the order of the Pledgor upon such termination.

14.   FURTHER ASSURANCES

      The Pledgor agrees that, from time to time, upon the written request of ICICI, the Pledgor will, at its cost, execute and deliver such other documents and do such other acts and things as ICICI may request in order to fully effect the purpose of this Agreement.

15.   CALLS

      The Pledgor will pay all calls on unpaid or partly paid up shares which have been subscribed for at the time such call is made and all other payments which may become due in respect of any of the Pledged Shares. In the event of a failure on part of the Pledgor in making payments as aforesaid, ICICI may, but shall not be obliged to make the said payment. Any such amounts paid by ICICI as aforesaid shall be promptly reimbursed by the Pledgor along with interest thereon upon shall be a charge on the Pledged Shares. The Pledgor hereby indemnifies ICICI against all costs, expenses, damages or losses that they may incur or suffer in respect of the Pledged Shares.

16.   LIABILITY TO PERFORM

16.1 Notwithstanding anything to the contrary herein contained, at all times until ICICI or its nominee(s) become(s) the owners of the Pledged Shares, the Pledgor shall remain liable to observe and perform all of the other conditions and obligations assumed by it in respect of the Pledged Shares and ICICI or its nominee(s) shall not be under any obligation or liability by reason of or arising out of this Agreement.

16.2 Subject to any requirements or applicable law, ICICI shall not be required to perform or fulfill any obligation of the Pledgor in respect of the Pledged Shares nor to make any payment, nor to make any inquiry as to the nature or sufficiently of any payment received by it or the Pledgor, not to present or file any claim or take any other action to collect or enforce the payment or an amount to which it may have been or to which it may be entitled under this Agreement at any time or times.

17.   NO WAIVER

      No failure on the part of ICICI or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising any rights, power or remedy hereunder shall operate as waiver thereof, not shall any [illegible] by ICICI or any of their agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and not exclusive of any remedies provided by law.

18.   GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of India.

19.   NOTICES

      All notices required or provided for this Agreement shall be given in writing in English by prepaid registered post (or by prepaid registered airmail if addressed outside the country from which it is mailed) or by telex or facsimile and shall be forwarded to the following respective address of the parties hereto.

      Notice shall be deemed [illegible]

20.   WAIVERS ETC.

      The term of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by ICICI and the Pledgor. Any such amendment or waiver shall be binding upon ICICI and the Pledgor.

21.   SUCCESSORS

      This Agreement shall be binding on and inure to the benefit of the respective successors and assigns of ICICI and the Pledgor, provided, however, that the Pledgor shall not assign or transfer their rights hereunder to any party without the prior written consent of ICICI.

22.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

23.   SEVERABILITY

      If any provision hereof is invalid and unenforceable, then, to the fullest extend permitted by law (1) the other provisions hereof shall remain in full force and effect and shall be construed in order to carry out the intention of the parties hereto as nearly as may be possible and (II) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision.

      SIGNED AND DELIVERED by Shri Azim H. Premji

      [illegible] on this __ day of

      December Nineteen Hundred and Ninety Nine



      SIGNED AND DELIVERED by the withinnamed ICICI Limited by the hands of Shri V.M. Velka, it's authorised signatory.

      /s/ V.M. Velka